   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 17, 1997

                                                REGISTRATION NO. 333-42431
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ----------------
                       CLARK REFINING & MARKETING, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
         DELAWARE                    2911                    43-1491230
     (STATE OR OTHER          (PRIMARY STANDARD           (I.R.S. EMPLOYER
     JURISDICTION OF              INDUSTRIAL           IDENTIFICATION NUMBER)
     INCORPORATION OR        CLASSIFICATION CODE
      ORGANIZATION)                NUMBER)
                             8182 MARYLAND AVENUE
                           ST. LOUIS, MISSOURI 63105
                                (314) 854-9696
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ----------------
                           KATHERINE D. KNOCKE, ESQ.
                       CLARK REFINING & MARKETING, INC.
                             8182 MARYLAND AVENUE
                           ST. LOUIS, MISSOURI 63105
                                (314) 854-9696
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                  COPIES TO:
                           RICHARD S. MILLARD, ESQ.
                             EDWARD S. BEST, ESQ.
                             MAYER, BROWN & PLATT
                           190 SOUTH LASALLE STREET
                            CHICAGO, ILLINOIS 60603
                                (312) 782-0600
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
                               ----------------
                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                    PROPOSED       PROPOSED
                                                    MAXIMUM        MAXIMUM       AMOUNT OF
     TITLE OF EACH CLASS OF        AMOUNT TO BE  OFFERING PRICE   AGGREGATE     REGISTRATION
  SECURITIES TO BE REGISTERED       REGISTERED      PER UNIT    OFFERING PRICE      FEE
--------------------------------------------------------------------------------------------
8 3/8% New Senior Notes due
 2007...........................   $100,000,000       100%       $100,000,000    $29,500.00
8 7/8% New Senior Subordinated
 Notes due 2007.................   $175,000,000       100%       $175,000,000    $51,625.00
--------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

  Section 145 of the Delaware General Corporation Law and Article Six of the Registrant's Bylaws provide for indemnification of the Registrant's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) EXHIBITS.

    A list of exhibits is set forth in the Exhibit Index appearing elsewhere in this Registration Statement and is incorporated herein by reference.

  (b) FINANCIAL STATEMENT SCHEDULES*

                                                                            PAGE
                                                                            ----
  Clark Refining & Marketing, Inc.
    Report of Independent Accountants...................................... S-1

--------
*Schedules other than those listed above have been omitted because of the absence of the conditions under which they are required or because the required information is presented in the financial statements or the notes thereto.

ITEM 22. UNDERTAKINGS.

  (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clayton, State of Missouri on December 17, 1997.

                                          Clark Refining & Marketing, Inc.

                                                    Paul D. Melnuk
                                          By: _________________________________
                                            Its: President and Chief Executive
                                              Officer

                               POWER OF ATTORNEY

  Know all men by these presents, that each person whose signature appears below constitutes and appoints Paul D. Melnuk, Maura J. Clark and Katherine D. Knocke, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and officer of Clark Refining & Marketing, Inc.) to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated and on December 17, 1997.

                 SIGNATURE                                     TITLE
                 ---------                                     -----
              Paul D. Melnuk
-------------------------------------------
              Paul D. Melnuk                President and Chief Executive Officer;
                                             Chief Operating Officer; Director
                                             (Principal Executive Officer)
              Maura J. Clark
-------------------------------------------
              Maura J. Clark                Executive Vice President--Corporate
                                             Development and Chief Financial Officer
                                             (Principal Financial Officer)
            Dennis R. Eichholz
-------------------------------------------
            Dennis R. Eichholz              Controller and Treasurer
                                             (Principal Accounting Officer)
             Marshall A. Cohen
-------------------------------------------
             Marshall A. Cohen              Director
             David A. Stockman
-------------------------------------------
             David A. Stockman              Director
              John R. Woodard
-------------------------------------------
              John R. Woodard               Director
              David I. Foley
-------------------------------------------
              David I. Foley                Director


                                     II-2